EXHIBIT (e)(3)


                                                                      SCHEDULE A

                           AS AMENDED AUGUST 14, 2000


                            KELMOORE STRATEGIC TRUST:
                            ------------------------

                            Kelmoore Strategy(TM) Fund
                        Kelmoore Strategy(TM) Eagle Fund
                       Kelmoore Strategy(TM) Liberty Fund




KELMOORE STRATEGIC TRUST                      KELMOORE INVESTMENT COMPANY, INC.

By:     /s/ Matthew Kelmon         By:     /s/ Ralph M. Kelmon, Jr.
        ------------------------           ------------------------
Name:   Matthew Kelmon             Name:   Ralph M. Kelmon, Jr.


Title:  President                  Title:  President and Chief Executive Officer
        ------------------------           -------------------------------------